UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2025

STREAMEX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2431 Aloma Avenue, Suite 243 Winter Park, Florida 32792	90025
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	STEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Secured Convertible Debenture Purchase Agreement and First Closing

As previously disclosed in the Current Report on Form 8-K filed by Streamex Corp. (f./k/a BioSig Technologies, Inc.), a Delaware corporation (the “Company”) with the Securities and Exchange Commission on July 9, 2025, August 13, 2025, and October 28, 2025 (combined together the “Prior Form 8-Ks”), the Company entered into a certain Secured Convertible Debenture Purchase Agreement with YA II PN, LTD., a Cayman Islands exempt limited company (“Yorkville” or the “Investor”), for the issuance and sale by the Company of convertible debentures (the “Convertible Debentures,” each, a “Convertible Debenture”) issuable in an aggregate principal amount of up to $100,000,000, which Convertible Debentures will be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (as converted, the “Conversion Shares”), as amended on August 13, 2025 by Amendment No. 1 to the Secured Convertible Debenture Purchase Agreement, and on October 28, 2025 by Amendment No. 2 to the Secured Convertible Debenture Purchase Agreement together, hereinafter referred to as the “Debenture Purchase Agreement”). Further to this, on November 4, 2025, the Company entered into a certain Amendment No. 3 to the Debenture Purchase Agreement (the “Third Amendment”) with Yorkville. The Third Amendment further amends the Debenture Purchase Agreement, adding additional closing conditions with no material terms amended.

Further to this, on November 4, 2025 (the “First Closing Date”), the Company issued an initial tranche of Convertible Debenture to Yorkville with a principal amount of $25,000,000 (the “First Convertible Debenture”). The First Convertible Debenture will mature on November 4, 2027, and will accrue interest at the rate of 4.00% per annum, which will increase to 18.00% per annum upon the occurrence of an event of default, until such event of default is cured. The principal must be paid in cash on the maturity date or earlier upon acceleration or conversion. Interest shall be provided in cash or, at the election of the Company, in kind through the issuance of Conversion Shares upon conversion of the First Convertible Debenture in accordance with the terms thereof. The First Convertible Debenture provides that the Investor may convert all or any portion of the principal amount of the Convertible Debenture, together with any accrued and unpaid interest thereon, at a conversion price equal to the lower of (i) $6.016 per Common Stock; a fixed price per share equal to 125% of the volume-weighted average price (“VWAP”) of the Common Stock on November 3, 2025, be subject to a one-time, downward only reset equal to 125% of the average of the daily VWAP for the Common Stock during the five consecutive trading days ending on and including the 30th trading day following the effectiveness of the registration statement registering the resale of the Conversion Shares as described below (the “Resale Registration Statement”), and (ii) 97.0% of the lowest daily VWAP for the Common Stock during the three trading days immediately preceding the applicable conversion date or other date of determination, subject to a floor price equal to $4.00 per Common Stock, in each case subject to adjustment as provided in the Convertible Debenture, including adjustments for stock splits, dividends, and other customary anti-dilution provisions. The First Convertible Debenture resulted in gross proceeds to the Company of approximately $24,000,000, representing 96.0% of the principal amount of each Convertible Debenture.

The Company has the option to prepay, in part or in whole, the outstanding principal and interest under the First Convertible Debenture prior to the maturity date, plus a prepayment premium of 10% of the principal amount of the applicable First Convertible Debenture, provided that the Company delivers at least ten trading days’ prior written notice of such prepayment, during which period the holder retains the right to convert all or any portion of the First Convertible Debenture. The First Convertible Debenture also provide for certain rights of the holder in the event the Company issues additional securities or incurs additional indebtedness, subject to the covenants set forth in the transaction documents. Standard events of default are included in the First Convertible Debenture, pursuant to which the holder may declare the First Convertible Debenture immediately due and payable and exercise other remedies, including the right to foreclose on the collateral securing the obligations. The Debenture Purchase Agreement also contains customary representation and warranties of the Company and the Investor, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties. The Investor shall not have the right to convert any portion of the First Convertible Debenture if, after giving effect to such conversion, the Investor, together with its affiliates, would beneficially own more than 4.99% of the outstanding Common Stock immediately following such conversion, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

Yorkville may purchase the second Secured Convertible Debenture in a principal amount of $25,000,000 following the satisfaction of the conditions set forth in Sections 6, 7(a) and 7(b) of the Debenture Purchase Agreement (the “Second Closing”), and certain additional Secured Convertible Debentures in an aggregate principal amount of up to $50,000,000, upon mutual agreement of the parties, which agreement may be withheld in either parties sole discretion.

Guaranty and Security Agreement

On the First Closing Date, pursuant to the terms of the Debenture Purchase Agreement, the Company, certain parties thereto from time to time as grantors, including the Company’s subsidiaries, and Yorkville entered into (i) a U.S. Guaranty and Security Agreement (the “US Guaranty”) among the Company, certain subsidiaries and YA II PN, LTD., as collateral agent, and (ii) a Canadian Guarantee and Security Agreement (the “Canadian Guaranty”) among the Company, Streamex and certain other Canadian subsidiaries and YA II PN, LTD., as collateral agent, together with related control agreements, collateral access agreements and perfection filings under the UCC and PPSA (as defined in the transaction documents), as applicable, in favor of Yorkville in its capacity as collateral agreement with respect to the Company’s obligations under the Debenture Purchase Agreement and the First Convertible Debenture.

Lock-Up Agreement

Prior to First Closing Date, each of the directors, officers, and certain shareholders of the Company entered into a Lock-Up Agreement (collectively, the “Lock-Up Agreements”). Pursuant to the Lock-Up Agreements, each such party agreed that the shares of Company Common Stock (including securities convertible into or exercisable or exchangeable for Company Common Stock) held by them or received in connection with the Merger (as defined in the Debenture Purchase Agreement) are subject to transfer restrictions for 180 days through the Closing, in each case subject to certain exceptions.

Registration Rights Agreement

On the First Closing Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Yorkville pursuant to which the Company has agreed to register for resale the Conversion Shares under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing descriptions of the First Convertible Debenture, the Third Amendment, the US Guaranty, the Canadian Guarantee, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed herewith as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference. The issuance of the First Convertible Debenture was, and the Conversion Shares issuable upon conversion of the First Convertible Debenture will be, exempt from registration pursuant to Section 4(a)(2) of the Securities Act. Yorkville represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that each of the First Convertible Debenture and the Conversion Shares will be acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

Item 7.01 Regulation FD Disclosure.

On November 5, 2025, the Company issued a press release announcing the First Closing. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Secured Convertible Debenture, issued to YA II PN, Ltd., dated November 4, 2025.
10.1	Amendment No. 3 to Secured Convertible Debenture Purchase Agreement, dated as of November 4, 2025, between the Company and YA II PN, Ltd.
10.2	Guaranty and Security Agreement, dated as of November 4, 2025, between Company, YA II PN, Ltd., and certain other persons thereto from time to time as Grantors
10.3	Canadian Guaranty and Security Agreement, dated as of November 4, 2025, between Company, YA II PN, Ltd., and certain other persons thereto from time to time as Grantors
10.4	Registration Rights Agreement, dated as of November 4, 2025, by and between Company and YA II PN, Ltd.
10.5	Form of Lock-up Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on July 9, 2025)
99.1	Press Release, dated November 5, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAMEX CORP.

Date: November 6, 2025	By:	/s/ Karl Henry McPhie
	Name:	Karl Henry McPhie
	Title:	Chief Executive Officer